SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934
         Date of Report (DATE OF EARLIEST EVENT REPORTED) December 22, 2005

                         MASS MEGAWATTS WIND POWER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  MASSACHUSETTS
                   --------------------------------------------
                  (STATE OR OTHER JURISDICTION OF INCORPORATION)

                 000-32465                                04-3402789
              ---------------                        --------------------
         (COMMISSION FILE NUMBER NO.)          (IRS EMPLOYER IDENTIFICATION NO.)


                               95 Prescott Street
                              Worcester, MA 01605
                   --------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

               Registrant's telephone number, including area code:

                                 (508) 751-5432
                         ------------------------------

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01.     Regulation FD Disclosure

On December 14, 2005, Mass Megawatts Wind Power, Inc. issued second quarter results for the three months ending October 31,2005 loss of three cents per share or $97,419. In the same three month period or second fiscal quarter ending October 31,2004 of the previous year, there was a net loss of ten cents per share or $300,001.

For the six months ending October 31,2005, the loss was $143,119 or five cents per share. In the same period ending October 31,2004, the loss was $448,568 or 15 cents per share.

The company main product is known as a Multiaxis Turbosystem (MAT). The use of smaller blades reduces the structural fatigue of longer, heavier blades. It is also more efficient at gathering the mechanical power of the wind and transferring it to the generators for the reduction of electrical power. This system allows other critical parts of the wind turbine to be repositioned, thus reducing the structural complexity and cost of construction. For example, the heavy generator and shaft speed-increasing device are placed at ground level rather than mounted atop the tower.

Providing more structurally sound blades help resolve mechanical related issues. The benefits of this innovation provide for inexpensive repair and maintenance of such turbine components as the generator, heavy variable speed equipment, and the gearbox. The rotor itself is elevated high above the ground, thus preventing unwanted turbulence.

The MAT is also easier to construct and uses standard items which avoid the need for custom-made parts, excluding the mass produced blades. Several suppliers can supply the turbine's blade. This prevents any supplier backlogging problems and also keeps the cost of the blades low.

Additionally, the MAT uses isolating, absorbing, and/or dampening materials that are securely bonded between the structure and the moving parts. The object of these items is to isolate, absorb, and dampen the vibrations of the moving blades from the steel structure. The parts are placed between the shaft and bearings.

The MAT enhances structural support by using a tower support system. Blades can be placed at different positions or angles along the axis for reducing the torque ripple. With less vibrations and better weather protection, more economical materials can be utilized in the wind turbine system. The MAT can use less expensive structural supports that are also easier to construct.

One noted benefit is that the MAT structure is like a four- legged table, unlike the one tower system used in conventional wind turbines. This is similar to the concept behind the lighter but stronger lattice tower. Simply put, the MAT structure requires less material for the same stability. The MAT also provides a longer life for the bearings by reducing the structural and mechanical stress through the reduction of structural vibrations and the decentralization of mechanical forces. Additionally, these innovations should prolong the life of the structure itself.

In addition to mechanical and structural benefits of the MAT system, there are also a number of environmental advantages. The turbines are noiseless which may ease site permitting. The MAT looks somewhat like a three story building minus the walls and windows. Furthermore, its high visibility should prevent birds from flying into the rotation area.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 MASS MEGAWATTS WIND POWER, INC.
                                                       (Registrant)

        Dated: December 22, 2005                     By: /s/ Jonathan  C. Ricker
                                                  ------------------------------
                                                            Jonathan C. Ricker
                                                         Chief Executive Officer
                                                         Chief Financial Officer